Exhibit 10.25

Marsh & McLennan Companies

Benefit Equalization Plan

and

Marsh & McLennan Companies

Supplemental Retirement Plan

As Amended and Restated Effective January 1, 2009

(except as otherwise specified herein)

-i-

PREFACE

Marsh & McLennan Companies, Inc. (the “Company”) sponsors and maintains the Marsh & McLennan Companies Benefit Equalization Plan (“BEP”) and the Marsh & McLennan Companies Supplemental Retirement Plan (“SRP”) for the benefit of certain employees. BEP and SRP are separate plans with similar administrative and distribution provisions. They are combined and updated in this document (i) for convenience and to avoid unnecessary duplication of provisions and (ii) to reflect changes made by Section 409A of the Internal Revenue Code of 1986, as amended. However, use of a single document does not effect a merger of BEP and SRP nor in any way affects the independent operation of BEP and SRP. Accordingly, a participant may be entitled to receive benefits under one of these plans, but not the other.

The Company shall have no obligation under BEP or SRP to make any payments or cause any payments to be made except as may be explicitly provided under either plan. The Company shall, as its sole obligation in connection with BEP and SRP, make benefit payments when due out of its general corporate assets, except to the extent that single premium deferred annuity contracts have previously been purchased in satisfaction of previous benefit obligations under either BEP or SRP.

-ii-

PART I

MARSH & MCLENNAN COMPANIES

BENEFIT EQUALIZATION PLAN

ARTICLE I

Purpose

Section 1.1. The purpose of the Marsh & McLennan Companies Benefit Equalization Plan is to provide those employees of the Company who are participating in the Retirement Plan (as defined below) with benefits substantially equal to the amounts that would be payable under the Retirement Plan but for the limitations imposed by Sections 401(a)(17), 415(b) and, to the extent applicable prior to January 1, 2000, 415(e) of the Internal Revenue Code of 1986, as amended (“Code”). This document subsumes and restates the Marsh & McLennan Companies Benefit Equalization Plan originally adopted effective January 1, 1988 and as subsequently amended.

Section 1.2. It is intended that any portion of this Plan which does not constitute an “excess benefit plan,” as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, shall be an unfunded plan for a select group of management or highly compensated employees to the extent SPDAs (as defined below) have not been purchased on behalf of such employees. It is further intended that this Plan, as amended and restated, shall comply with the requirements of Section 409A of the Code.

ARTICLE II

Definitions

Unless the context otherwise indicates, all capitalized terms used herein (other than terms otherwise defined herein) that are also used in the Retirement Plan, as defined below, shall have the meanings set forth in the Retirement Plan and, except with respect to lump sum payments, the same actuarial assumptions as used in the Retirement Plan shall be used to determine actuarial equivalence. The following terms when used herein shall have the designated meanings unless a different meaning is clearly required by the context.

Section 2.1. Actual Benefit - the benefit actually payable to or in respect of a Participant annually under the Retirement Plan.

Section 2.2. Actuarial Equivalent - has the same meaning, for all Plan Years prior to the Effective Date, as “Actuarial Equivalent” as defined in Article I of the Retirement Plan then in effect, except that for the purposes of Section 4.3 and Section 4.6 of the Plan (and Section 4.3 and Section 4.6 of the Supplemental Plan) the interest rate assumption shall be the average Moody’s effective annual yield for a long term corporate bonds for the first two (2) months of the calendar quarter preceding the calendar quarter in which payment is made, and the month immediately preceding those two (2) months; provided, however, effective January 1, 2008 and thereafter, the interest rate assumption shall be the one-month average spot segment rate before phase-in, as published by the Internal Revenue Service for the second month preceding the calendar quarter in which payment is made. All other actuarial assumptions used under the Plan shall be the actuarial assumptions provided in Section A.4 of Appendix A to the Retirement Plan that went into effect on January 1, 2008.

Section 2.3. Annuity Starting Date - means the first day of the first period for which an amount is payable as an annuity or, in the case of a non-annuity form of distribution, the first day on which all events have occurred which entitle the recipient to receive payment.

Section 2.4. Change in Control - has the meaning set forth in Section 3.2(b).

Section 2.5. Code - means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.6. Company - means Marsh & McLennan Companies, Inc., a Delaware corporation, and any subsidiary or affiliate thereof (collectively or individually, as the context may indicate) which shall have adopted the Retirement Plan. As to any Employee, at any time of reference, “Company” means his or her employer.

Section 2.7. Contribution - means each amount made available to a Participant and applied toward the purchase of a SPDA in accordance with Schedule A.

Section 2.8. Disabled or Disability - means that, under procedures set forth in the appropriate Participating Company’s long term disability benefit program, a determination has been made that a Participant is permanently unable to engage in the duties of any gainful employment.

Section 2.9. Early Retirement Date - has the same meaning as “Early Retirement Date” in Article I of the Retirement Plan.

Section 2.10. Effective Date - of this amended and restated Plan is January 1, 2009, except as otherwise provided herein.

Section 2.11. Employee - means an “Eligible Employee” as defined in Article I of the Retirement Plan.

Section 2.12. Equalization Benefit - means the amount by which a Participant’s Formula Benefit exceeds his or her Actual Benefit, where both the Formula Benefit and the Actual Benefit are expressed as a Single Life Annuity.

Section 2.13. ERISA - means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.14. Formula Benefit - means the benefit that would have been payable annually to or in respect of a Participant under the Retirement Plan without regard to the Tax Limitations.

Section 2.15. MMC - means Marsh & McLennan Companies, Inc. and any successor thereto.

Section 2.16. Normal Retirement Date - has the same meaning as “Normal Retirement Date” in Article I of the Retirement Plan.

Section 2.17. Participant - means an Employee who satisfies the requirements of Section 3.1 or 3.2 of the Plan.

Section 2.18. Plan - means this Marsh & McLennan Companies Benefit Equalization Plan, as set forth in Parts I and III of this document, as amended from time to time, and is a separate unfunded plan with respect to: (i) benefits accrued and vested prior to January 1, 2003 and not annuitized by SPDA purchases; (ii) benefits accrued and vested on or after January 1, 2003 and prior to January 1, 2005; and (iii) benefits accrued or vested on or after January 1, 2005.

Section 2.19. Plan Administrator - means the “Administrative Committee” appointed from time to time by the Company to administer the Retirement Plan.

Section 2.20. Plan Year - means the calendar year.

Section 2.21. Post-2004 Benefit - means a Participant’s Equalization Benefit reduced by the Participant’s Pre-2005 Benefit, if any, expressed as a Single Life Annuity.

Section 2.22. Pre-2005 Benefit - means, effective January 1, 2005, the present value as of the date of determination of a Participant’s Equalization Benefit had (1) the Participant voluntarily terminated employment without cause on December 31, 2004, (2) received payment of his or her Equalization Benefit on the earliest possible date allowed under the Plan to commence payments after termination of employment, and (3) received benefits in the form under the Plan producing the maximum value; such amount shall be reduced by the value of the SPDAs, if any, purchased pursuant to the terms set forth in Schedule A that settled a portion of the Company’s obligation with respect to such Equalization Benefit. Effective January 1, 2009, “Pre-2005 Benefit” shall mean the annuity amount determined had the Participant voluntarily terminated employment without cause on December 31, 2004 reduced for early retirement by the applicable early retirement reduction factors provided under the Retirement Plan; provided, however, that in no event shall the amount of such reduced Pre-2005 Benefit exceed the amount that would have been computed under Treas. Reg. §1.409A-6(a)(3)(i), as increased to reflect the optional present value adjustment otherwise permitted thereunder; provided, further, such amount shall be reduced by the value of the SPDAs, if any, purchased pursuant to the terms set forth in Schedule A that settled a portion of the Company’s obligation with respect to such Equalization Benefit.

Section 2.23. Qualified Joint and Survivor Annuity - means an actuarially reduced Single Life Annuity payable to the Plan Participant and a Single Life Annuity payable to his or her Qualified Spouse after his or her death following the Annuity Starting Date equal to one-half ( 1/2) the amount of the Single Life Annuity that was payable to the Participant.

Section 2.24. Qualified Spouse - means the individual of the opposite sex to whom a Participant is legally married for at least twelve (12) months on his or her Annuity Starting Date or his or her date of death, whichever occurs first, or who otherwise qualifies as a Qualified Spouse under the Retirement Plan. A domestic partner may not be a Qualified Spouse.

Section 2.25. Retirement Plan - means the tax qualified Marsh & McLennan Companies Retirement Plan, as amended and restated as of January 1, 2006 and as amended from time to time, and, where appropriate, earlier versions of the Retirement Plan.

Section 2.26. Separation from Service or Separates from Service means the termination of all “active employment” with MMC and all related entities aggregated with MMC under Section 414(b), (c), (m) or (o) of the Code. For purposes of this Section, a Participant’s “active employment” is considered to have terminated when the number of hours of service performed by the Participant for any Company in a week are twenty percent (20%) or less of the average weekly hours worked by the Participant during the previous thirty-six (36) month period. Notwithstanding the foregoing to the contrary, a Participant, who is not performing services for a Company because he or she is on a bona fide leave of absence, Separates from Service under the Plan only after such leave of absence exceeds six (6) months or such longer period of time as provided under an applicable statute or by contract For purposes of this Section 2.26, a Disabled Participant shall be deemed to Separate from Service upon the passage of twenty-nine (29) months of continuous leave from the Company on account of his or her Disability, measured from the Disabled Participant’s original date of absence. This Section 2.26 shall be administered in accordance with Treas. Reg. §1.409A-1(h)(1).

Section 2.27. Single Life Annuity - means an annuity commencing on a Normal Retirement Date, or such other date provided herein, payable for the life of the payee.

Section 2.28. SPDA - means a single premium deferred annuity contract purchased on behalf of a Participant subject to the provisions contained in Schedule A.

Section 2.29. Specified Employee - means a Participant who, as of the date of his or her Separation from Service, is an Employee that met the requirements of Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (applied in accordance with Treasury regulations and disregarding Section 416(i)(5) of the Code) at any time during the twelve (12) month period ending on the last day of March immediately preceding his or her Separation from Service.

Section 2.30. Supplemental Plan - means the Marsh & McLennan Companies Supplemental Retirement Plan, as set forth in Parts II and III of this document, and as amended from time to time.

Section 2.31. Tax Limitations - means the limitations on benefits imposed by Sections 415(b) of the Code or the limitations on creditable salary imposed by Section 401(a)(17) of the Code, or both, and, with respect to Plan Years beginning before January 1, 2000, Section 415(e) of the Code.

ARTICLE III

Participation

Section 3.1. Participation. An Employee shall become a Participant as of the first day on which his or her Formula Benefit under the Retirement Plan is reduced as a result of any of the Tax Limitations; provided, however, that (i) any Employee who has entered into an individual written employment contract with the Company providing for an alternative pension benefit shall not be eligible to become a Participant except subject to such terms and conditions as may be provided by the Company, (ii) an Employee whose reductions under the Retirement Plan are attributable in whole or in part to the limitations imposed by Section 401(a)(17) shall participate in the Plan only if he or she is part of a select group of management or highly compensated employees, as determined by the Plan Administrator in its sole discretion.

Section 3.2. Special Participation.

(a) Notwithstanding the provisions of Section 3.1, in the event of a Change in Control, MMC may select Employees, who are part of a select group of management or highly compensated employees and not otherwise eligible to participate in the Retirement Plan, for immediate participation in the Plan. Such Participant’s Equalization Benefit shall be fully vested and computed as of the date of the Change in Control based on his or her Actual Benefit under the Retirement Plan, or, if none, as if he or she had participated in the Retirement Plan during his or her period of employment with the Company.

(b) “Change in Control” means a change in the management or ownership of MMC if the following shall have occurred:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of a Company or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing fifty percent (50%) or more of the combined voting power of MMC’s then outstanding voting securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the board of directors of MMC (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (i), (iii) or (iv) of this Section 3.2(b) whose election by the Board or nomination for election by MMC’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no “person” (as hereinabove defined) acquired fifty percent (50%) or more of the combined voting power of MMC’s then outstanding securities; or

(iv) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale of disposition by MMC of all or substantially all of the MMC’s assets (or any transaction having a similar effect).

ARTICLE IV

Plan Benefits

Section 4.1. Equalization Benefits.

(a) In the event that a Participant commences to receive Equalization Benefits at a date other than his or her Normal Retirement Date, or in a form other than a Single Life Annuity, such Equalization Benefit shall reflect all service and compensation recognized under the Retirement Plan and shall be actuarially adjusted to reflect the time and form of payment.

(b) A Participant’s Equalization Benefit shall not provide duplicative benefits for the same period of service and, accordingly, shall be adjusted to reflect the value of any SPDA previously purchased to settle obligations with respect to any portion of those benefits.

Section 4.2. Prior SPDA Purchases. Contributions were made by the Company to purchase SPDAs on behalf of certain Participants. Any obligation to purchase a SPDA under this Plan could, in the Company’s sole discretion, have been combined with an obligation arising under the Supplemental Plan at the same time and in respect of the same individual, and a single SPDA could have been purchased to discharge the combined obligation. Rules governing SPDA purchases are set forth in Schedule A. The Company has no obligation to make Contributions or purchase SPDAs for the Equalization Benefit of any Participant accruing after December 31, 2002.

Section 4.3. Pre-2005 Benefits Payment Rules.

(a) Subject to a Participant’s election made under paragraphs (b) or (d) of this Section 4.3, monthly benefits under this Plan payable with respect to a Participant’s Pre-2005 Benefit shall be paid in accordance with the Participant’s payment election under the Retirement Plan; provided, however, that for purposes of the Plan, only the forms of payment made available under the Retirement Plan prior to October 3, 2004 shall be taken into account.

(b) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, to be paid the Actuarial Equivalent of his or her Pre-2005 Benefit in a single lump sum payment on the last business day of the month in which the first monthly benefit payment under the Retirement Plan is made to the Participant, provided that his or her election under this paragraph (b) has been in effect for a period of not less than twelve (12) months prior to the date that payments under the Retirement Plan commence, otherwise his or her Pre-2005 Benefit shall be paid in accordance with the provisions of paragraph (a) of this Section 4.3, unless the Participant makes an election pursuant to paragraph (d) of this Section 4.3.

(c) If a Participant’s last payment election under paragraph (b) has not been in effect for a period of at least twelve (12) months prior to the date that payments under the Retirement Plan commence, his or her Pre-2005 Benefit shall be paid in the form designated in the Participant’s last election made under paragraph (b) of this Section 4.3 that was in effect for at least twelve (12) months; provided, however, if a Participant has made no election that has been in effect for at least twelve (12) months, such Participant shall receive his or her Pre-2005 Benefit in accordance with the provisions of paragraph (a) of this Section 4.3, unless the Participant makes an election pursuant to paragraph (d) of this Section 4.3.

(d) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, to change the form of distribution of his or her Pre-2005 Benefit determined under paragraphs (a), (b) or (c) of this Section 4.3 at any time before payments commence, provided that his or her Pre-2005 Benefit shall be reduced by six percent (6%).

(e) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, that, in the event he or she dies before his or her Pre-2005 Benefit is payable under the terms of the Plan, the Plan shall pay his or her surviving Qualified Spouse the applicable death benefit described in Section 4.7 of the Plan in a single lump sum payment no later than the last business day of the month in which payments to his or her surviving Qualified Spouse commence under the Retirement Plan.

Section 4.4. Payment of Post-2004 Benefits Prior to January 1, 2009. In accordance with Section 3.03 of transition guidance contained in IRS Notice 2006-79 and IRS Notice 2007-86, the payment of Post-2004 Benefits that are due and payable before January 1, 2009 shall commence at the same time, be paid in the same form available under the Retirement Plan prior to October 3, 2004, and be subject to the same conditions as the Participant’s retirement benefit payable under the Retirement Plan.

Section 4.5. Payment of Post-2004 Benefits After December 31, 2008.

(a) Form of Payment. The form of payment of a Participant’s Post-2004 Benefit shall be a Qualified Joint and Survivor Annuity if he or she is married on his or her

Annuity Starting Date or Single Life Annuity if he or she is not then married. Until his or her Annuity Starting Date, and pursuant to procedures established by the Plan Administrator from time to time, a Participant may elect to have his or her Post-2004 Benefit paid in any of the forms provided in Article VII of the Retirement Plan that are the Actuarial Equivalent of his or her Qualified Joint and Survivor Annuity or Single Life Annuity benefit under this Plan. If the Participant fails to provide the Plan Administrator with his or her marital information before his or her Annuity Starting Date, the Participant’s Post-2004 Benefit shall be paid in the form of a Qualified Joint and Survivor Annuity and the Participant shall be deemed to have a Qualified Spouse who is twenty (20) years younger than the Participant.

(b) Time of Payment.

(i) Separation on or after Age 55.

A Participant who attains at least age fifty-five (55) at his or her Separation from Service for any reason other than Disability or death shall receive the “first payment” of his or her Post-2004 Benefit in the fourth (4th) calendar month following the calendar month in which he or she Separates from Service with additional payments to be made on a monthly basis thereafter. For purposes of this Section 4.5(b), the “first payment” shall consist of (A) the monthly payment due to the Participant for such fourth (4th) calendar month and (B) the monthly payments due to the Participant for the immediately preceding three (3) calendar months.

(ii) Separation before Age 55.

If a Participant incurs a Separation from Service for any reason other than Disability or death before attaining age fifty-five (55), the “first payment” of his or her Post-2004 Benefit shall commence in the later of (A) the fourth (4th) calendar month following the calendar month in which he or she Separates from Service (with payment at commencement constituting a “first payment”) or (B) the first month following his or her attainment of age fifty-five (55), with additional payments to be made on a monthly basis thereafter; provided that if the payment of the Participant’s Post-2004 Benefit commences in accordance with subdivision (A) of this subparagraph (ii), in addition to the monthly payment due to the Participant in such fourth (4th) calendar month, the “first payment” shall consist of the monthly payments due to the Participant for the month(s) following the month after the Participant’s attainment of age fifty-five (55).

(iii) Disability.

The payment of a Disabled Participant’s Post-2004 Benefit where he or she has incurred a Separation from Service on account of Disability shall commence on his or her Normal Retirement Date; provided, however, if such Disabled Participant returns to active employment after such Separation from Service on a account of his or her Disability, any Post-2004 Benefit of such Participant that accrues after his or her return to active employment with the Company shall be paid in accordance with subparagraphs (i) or (ii) of this paragraph (b), whichever is applicable.

(c) Specified Employee Rule. Notwithstanding any provision to the contrary herein, the payment of the “first payment” of a Specified Employee’s Post-2004 Benefit on account of his or her Separation from Service for any reason other than Disability or death shall be made in the later of (A) the seventh (7th) calendar month following the calendar month in which he or she Separates from Service (with payment at commencement constituting a “first payment”) or (B) the first month following his or her attainment of age fifty-five (55), with additional payments to be made on a monthly basis thereafter. For purposes of this paragraph (c), the “first payment” of a Specified Employee’s Post-2004 Benefit shall be determined in accordance with the provisions of subparagraph (i) or subparagraph (ii) of paragraph (b), whichever is applicable, except that the seven (7) calendar month period provided in this paragraph (c) shall be used instead of the four (4) month period provided in subparagraphs (i) and (ii) of paragraph (b).

(d) Special Death Benefit. In the event a Participant dies before he or she has received the “first payment” of his or her Post-2004 Benefit in the form determined under paragraph (a) of this Section 4.5 and in accordance with the time of payment rules under paragraph (b) or paragraph (c) of this Section 4.5, whichever is applicable, the monthly payments otherwise due but unpaid by the Participant’s date of death shall be paid in a single lump sum to the Participant’s Beneficiary, and if none has been designated, the Participant’s surviving Qualified Spouse, or, if there is none, the Participant’s estate, as soon as administratively practicable after such death, provided that payment shall be made no later than ninety (90) days following the death of the Participant. In the event the Plan Administrator cannot make the payment by the end of the 90-day period, the payment shall not be made later than the latest of

(A) the last day of the calendar year in which the death occurs or (B) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Beneficiary, Qualified Spouse or representative of the estate shall not be permitted to designate, directly or indirectly, the taxable year of payment.

Section 4.6. Small Benefit Rules.

(a) Pre-2005 Benefits. If the Participant’s total monthly Equalization Benefit payable in the form of a Single Life Annuity is under $100, then the Actuarial Equivalent lump sum amount of his or her Pre-2005 Benefit shall be paid to the Participant or his or her surviving Qualified Spouse, without his or her consent, no later than the last business day of the month in which payments to the Participant or surviving Qualified Spouse commence under the Retirement Plan.

(b) Post-2004 Benefit. If the aggregate lump sum value of the Participant’s Equalization Benefit, Supplemental Benefit, benefit payable under the J&H Excess Plan and/or Sedgwick Excess Plan and benefits payable under any other non-qualified deferred compensation required to be aggregated with the Plan under Section 409A of the Code does not exceed the applicable dollar limit under Section 402(g)(1)(B) of the Code in effect for the calendar year, then the Actuarial Equivalent lump sum amount of his or her Post-2004 Benefit shall be paid to the Participant, without his or her consent, in the fourth (4th) month (or seventh month (7th) in the case of a Specified Employee) following the calendar month in which such Participant Separates from Service for any reason other than death. If the Participant dies after Separation from Service but before receipt of his or her lump sum payment, such amount shall be paid to the Participant’s Beneficiary, and if none has been designated, the Participant’s surviving Qualified Spouse or, if there is none, the Participant’s estate, as soon as administratively practicable after such death, provided that payment shall be made no later than ninety (90) days following the death of the Participant. In the event the Plan Administrator cannot make the payment by the end of the 90-day period, the payment shall not be made later than the latest of (A) the last day of the calendar year in which the death occurs or (B) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Beneficiary, Qualified Spouse or representative of the estate shall not be permitted to designate, directly or indirectly, the taxable year of payment.

Section 4.7. Pre-Retirement Spousal Death Benefits.

(a) Death during Active Employment. Except to the extent a Participant makes an election pursuant to Section 4.3(e) of the Plan, if a Participant dies while actively employed, the Participant’s surviving Qualified Spouse shall be entitled to receive a monthly benefit payable for such Qualified Spouse’s lifetime. The amount and timing of such benefit payments shall be determined as follows:

(i) Pre-2005 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty (50), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Pre-2005 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Pre-2005 Benefit in the form of a Qualified Joint and Survivor Annuity. Payment of such survivor’s portion shall commence on the Participant’s Normal Retirement Date, had he or she lived, unless the surviving Qualified Spouse elects under the Retirement Plan to have payment of an actuarially reduced (based on the same applicable reduction factors provided under the Retirement Plan) monthly benefit commence on the first day of any calendar month that shall be no earlier than the Participant’s Early Retirement Date, had he or she lived.

(B) If, at the time of his or her death, the Participant was age fifty (50) or older, his or her Qualified Spouse’s monthly benefit shall be equal to fifty percent (50%) of the Participant’s Pre-2005 Benefit determined as of the date of his or death with no actuarial reductions for the form of payment or payment commencing prior to the Participant’s Normal Retirement Date. Payment shall commence as soon as administratively practicable after the Plan Administrator receives notice of the Participant’s death.

(ii) Post-2004 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty (50), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Early Retirement Date, had he or she lived, to be paid his or her Pre-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. Payment of such survivor’s portion shall commence on the Participant’s Early Retirement Date, with such date determined as if he or she lived until age fifty-five (55), and shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan.

(B) If, at the time of his or her death, the Participant was age fifty (50) or older, his or her Qualified Spouse’s monthly benefit shall be equal to fifty percent (50%) of the Participant’s Post-2004 Benefit determined as of the date of his or death with no actuarial reductions for the form of payment or payment commencing prior to the Participant’s Normal Retirement Date. Payments shall commence as soon as administratively practicable after the Participant’s death, provided that the commencement of payments shall occur no later than ninety (90) days following the death of the Participant. In the event the Plan Administrator cannot commence payments by the end of the 90-day period, payments shall not commence later than the latest of (1) the last day of the calendar year in which the death occurs or (2) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Qualified Spouse shall not be permitted to designate, directly or indirectly, the taxable year of payment.

(iii) Payments to Qualified Spouse.

If a Participant’s Equalization Benefit consists solely of a Pre-2005 Benefit or solely of a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive a monthly payment determined under subparagraph (i) or subparagraph (ii), whichever is applicable. If a Participant’s Equalization Benefit consists of a Pre-2005 Benefit and a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive monthly payments (which may be combined for administrative convenience when payment dates coincide) determined under subparagraphs (i) and (ii).

(b) Death after Termination of Employment. Except to the extent a Participant makes an election pursuant to Section 4.3(e) of the Plan, if a Participant dies after he or she terminates employment with the Company but before benefit payments under the Plan have commenced, and no other death benefits are payable under either Section 4.5 or Section 4.6 of the Plan, the Participant’s surviving Qualified Spouse shall be entitled to receive a monthly benefit payable for such Qualified Spouse’s lifetime. The amount and timing of such benefit payments shall be determined as follows:

(i) Pre-2005 Benefit.

A Qualified Spouse’s monthly benefit shall be based on the Participant’s Pre-2005 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Pre-2005 Benefit in the form of a Qualified Joint and Survivor Annuity. The payment of such survivor’s portion shall commence on the Participant’s Normal Retirement Date, unless the surviving Qualified Spouse elects under the Retirement Plan to have payment of an actuarially reduced (based on the same applicable reduction factors under the Retirement Plan) monthly benefit commence on the first day of any calendar month that shall be no earlier than the Participant’s Early Retirement Date, had he or she lived.

(ii) Post-2004 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty-five (55), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit on his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Post-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. The payment of the survivor’s portion shall commence on the Participant’s Early Retirement Date, with such date determined as if he or she lived until age fifty-five (55), and shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan.

(B) If, at the time of his or her death, the Participant had attained age fifty-five (55) or greater, his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit on his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Post-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. Payments of the survivor’s portion shall commence as soon as administratively practicable after the Participant’s death, provided that the commencement of payments shall occur no later than ninety (90) days following the death of the Participant, and shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan. In the event the Plan Administrator cannot commence payments by the end of the 90-day period, payments shall not commence later than the latest of (1) the last day of the calendar year in which the death occurs or (2) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Qualified Spouse shall not be permitted to designate, directly or indirectly, the taxable year of payment.

(iii) Payments to Qualified Spouse.

If a Participant’s Equalization Benefit consists solely of a Pre-2005 Benefit or solely of a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive a monthly payment determined under subparagraph (i) or subparagraph (ii), whichever is applicable. If a Participant’s Equalization Benefit consists of a Pre-2005 Benefit and a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive monthly payments (which may be combined for administrative convenience when payment dates coincide) determined under subparagraphs (i) and (ii).

Section 4.8. Withholding. All benefits under the Plan, to the extent a Participant’s Equalization Benefit is being paid, shall be subject to any applicable withholding requirements imposed by any tax or other law. Federal employment and hospitalization taxes shall be withheld with respect to the portion of the Participant’s Equalization Benefit at the time payments from this Plan are made. The Company shall have the right to (i) require as a condition of the commencement of the payment of a Participant’s Equalization Benefit that the payee remit to the Company an amount sufficient in its opinion to satisfy all applicable withholding requirements, or (ii) accelerate the time of a payment or make a payment from the Plan, in order to pay employment taxes under Sections 3101, 3121(a) and 3221(v)(2) of the Code, wage withholding under Section 3401 of the Code and wage withholding under applicable state, local and foreign tax law.

Section 4.9. Payment on Account of Income Inclusion. Notwithstanding any provision in the Plan to the contrary, in the event it is determined at any time that the Plan fails to comply with the requirements of Section 409A of the Code and/or Treasury regulations thereunder, a single lump sum distribution shall be paid to an affected Participant within thirty (30) days of such determination. Such payment may not exceed the amount required to be included in the income of such Participant as a result of such failure to comply.

ARTICLE V

Vesting

Section 5.1. Subject to Section 3.2, a Participant’s interest in the Plan shall be fully vested and nonforfeitable upon the (i) completion of sixty (60) months of Vesting Service or (ii) attainment of his or her Normal Retirement Date while in the employ of a Participating Company or Non-Covered Company, whichever occurs first.

ARTICLE VI

Separate Unfunded Plan

Section 6.1. Severability. The provisions of this Part I (together with other provisions in this document to the extent such provisions are applicable) constitute a separate unfunded plan maintained by the Company.

Section 6.2. Relationship with Other Company Obligations. The Company’s sole obligation under the separate unfunded plan shall be to provide any portion of a Participant’s Equalization Benefits with respect to which SPDAs have not been purchased under the Plan. The Company’s obligation to provide any portion of a Participant’s Equalization Benefit has been extinguished upon the purchase of a SPDA with respect to such portion in accordance with the provisions set forth in Schedule A.

Section 6.3. No Trust Requirement. All amounts payable under this unfunded portion of the Plan shall be paid out of the general assets of the Company, and any individuals entitled to have payments made on their behalf under such unfunded plan shall have no rights to payment greater than the rights of general unsecured creditors of the Company. No trust, security, escrow, or similar account shall be required to be established for the purposes of such payment. However, the Company may, in its sole discretion, establish a domestic “rabbi trust” (or other arrangement having equivalent taxation characteristics under the Code or applicable regulations or rulings) to hold assets, subject to the claims of the Company’s creditors in the event of insolvency, for the purpose of the payment of benefits hereunder. If the Company establishes such a trust, amounts paid there from shall discharge the obligations of the Company hereunder to the extent of the payments so made.

PART II

MARSH & MCLENNAN COMPANIES

SUPPLEMENTAL RETIREMENT PLAN

ARTICLE I

Purpose

Section 1.1 The purpose of the Marsh & McLennan Supplemental Retirement Plan is to provide benefits designed to supplement benefits under the Retirement Plan. This document subsumes and restates the Marsh & McLennan Supplemental Retirement Plan originally adopted effective January 1, 1991 as subsequently amended.

Section 1.2 It is intended that this Plan shall be an unfunded plan for a select group of management or highly compensated employees to the extent SPDAs have not been purchased for participants. It is further intended that this Plan, as amended and restated, shall comply with the requirements of Section 409A of the Code.

ARTICLE II

Additional Definitions

Unless the context otherwise indicates: (a) all capitalized terms used herein (other than terms defined in this Part II) that are also used in the Retirement Plan shall have the meanings set forth in the Retirement Plan; and (b) all other capitalized terms used herein which have been defined in Part I of this document but not in the Retirement Plan shall have the meanings set forth in Part I. The following additional terms when used with respect to this Part II shall have the designated meanings set forth below:

Section 2.1. Benefit Equalization Plan - means the Marsh & McLennan Benefit Equalization Plan as set forth in Parts I and III of this document, and as amended from time to time.

Section 2.2. Effective Date - of this amended and restated Plan is January 1, 2009, except as otherwise provided herein.

Section 2.3. Plan - means this Marsh & McLennan Supplemental Retirement Plan, as set forth in Parts II and III of this document, and as amended from time to time and is a separate unfunded plan with respect to: (i) benefits accrued and vested prior to January 1, 2003 and not annuitized by SPDA purchases; (ii) benefits accrued and vested on or after January 1, 2003 and prior to January 1, 2005; and (iii) benefits accrued or vested on or after January 1, 2005.

Section 2.4. Post-2004 Benefit - means a Participant’s Supplemental Benefit reduced by the actuarially determined Single Life Annuity value of his or her Pre-2005 Benefit, if any.

Section 2.5. Pre-2005 Benefit - means, effective January 1, 2005, the present value as of the date of determination of a Participant’s Supplemental Benefit had (1) the Participant voluntarily terminated employment without cause on December 31, 2004, (2) received payment of his or her Supplemental Benefit on the earliest possible date allowed under the Plan to commence payments after termination of employment, and (3) received benefits in the form under the Plan producing the maximum value; such amount shall be reduced by the value of the SPDAs, if any, purchased pursuant to the terms set forth in Schedule A that settled a portion of the Company’s obligation with respect to such Supplemental Benefit. Effective January 1, 2009, “Pre-2005 Benefit” shall mean the annuity amount determined had the Participant voluntarily terminated employment without cause on December 31, 2004 reduced for early retirement by the applicable early retirement reduction factors provided under the Retirement Plan; provided, however, that in no event shall the amount of such reduced Pre-2005 Benefit exceed the amount that would have been computed under Treas. Reg. §1.409A-6(a)(3)(i), as increased to reflect the optional present value adjustment otherwise permitted thereunder; provided, further, such amount shall be reduced by the value of the SPDAs, if any, purchased pursuant to the terms set forth in Schedule A that settled a portion of the Company’s obligation with respect to such Supplemental Benefit

Section 2.6. Social Security Offset.

(a) For a Participant who retires at age sixty-five (65) or thereafter, the estimated monthly primary Social Security benefit to which he or she is entitled at such time of retirement under the Social Security Act as then in effect on the assumption that he or she was fully insured for such benefit, made proper application therefor, and does not disqualify himself or herself from receipt of such benefit.

(b) For a Participant who retires prior to age sixty-five (65), the estimated monthly primary Social Security benefit to which he or she would have become entitled at age sixty-five (65) under the Social Security Act as in effect on the day he or she terminates employment if he or she had remained in the employ of the Company until age sixty-five (65) with Monthly Earnings equal to his rate of Monthly Earnings immediately prior to his or her Separation from Service.

(c) In determining a Participant’s Social Security Offset, the Plan Administrator may estimate such amount by use of the Participant’s earnings history with MMC and its subsidiaries and affiliates for years for which such record is complete and available, and by use of estimated earnings for other years. Such estimated earnings shall be based on the Participant’s earnings in the earliest year for which a complete earnings record with MMC or a subsidiary or affiliate is available, carried back to prior years at six percent (6%) per year. For a Participant whose Benefit Service includes a period of service outside of the United States and/or a period during which he or she was not covered by the Federal Social Security Act, the Participant’s Social Security Offset shall be calculated as if all of his or her Benefit Service was performed in the United States while covered by the Federal Social Security Act. Notwithstanding the foregoing, if a Participant demonstrates to the Plan Administrator that his or her aggregate benefit from Social Security and any similar pension or retirement benefits provided by a government other than that of the United States is less than the amount so determined, the Plan Administrator shall use such aggregate benefit as the Participant’s Social Security Offset.

Section 2.7. Supplemental Benefit. - means the annual benefit a Participant accrues pursuant to Section 4.1(a), if applicable, plus the monthly benefit a Participant accrues pursuant to Section 4.1(b), if applicable.

Section 2.8. Supplemental Salary. - means the amount that would have been the Participant’s Final Average Monthly Earnings under the Retirement Plan with respect to the period ended December 31, 2005 and the amount that would have been the Participant’s Monthly Earnings under the Retirement Plan for any month occurring after December 31, 2005, but for the limitations of Section 401(a)(17) of the Code or any similar provision of subsequent law as applied on a monthly basis (including any amount deferred by the Participant pursuant to an election he or she makes under the Marsh & McLennan Supplemental Savings and Investment Plan).

ARTICLE III

Participation

Section 3.1. Participation.

An Employee shall become a Participant if selected by the Plan Administrator, in its sole discretion, to participate in the Plan; provided, however, that (i) any Employee who has entered into an individual written employment contract with the Company providing for an alternative pension benefit shall not be eligible to become a Participant except subject to such terms and conditions as may be provided by the Company, and (ii) no Employee shall participate in the Plan unless he or she is part of a select group of management or highly compensated employees, as determined by the Plan Administrator in its sole discretion.

Section 3.2. Special Participation.

(a) Notwithstanding the provisions of Section 3.1, in the event of a Change in Control, the Company may select Employees, who are part of a select group of management or highly compensated employees and not otherwise eligible to participate in the Retirement Plan, for immediate participation in the Plan. Such Participant’s Supplemental Benefit shall be fully vested and computed as of the date of the Change in Control based on his or her Actual Benefit under the Retirement Plan, or, if none, as if he or she participated in the Retirement Plan during his or her period of employment with the Company.

(b) “Change in Control” means a change in the management or ownership of MMC if the following shall have occurred:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”) (other than MMC,

any trustee or other fiduciary holding securities under an employee benefit plan of a Company or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing fifty percent (50%) or more of the combined voting power of MMC’s then outstanding voting securities;

(ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the board of directors of MMC (the “Board”), and any new director (other than a director designated by a person who has entered into an agreement with MMC to effect a transaction described in clause (i), (iii) or (iv) of this Section 3.2(b) whose election by the Board or nomination for election by MMC’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no “person” (as hereinabove defined) acquired fifty percent (50%) or more of the combined voting power of MMC’s then outstanding securities; or

(iv) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale of disposition by MMC of all or substantially all of the MMC’s assets (or any transaction having a similar effect).

ARTICLE IV

Plan Benefits and Payments

Section 4.1. Amount of Supplemental Benefit as of December 31, 2005.

(a) Accruals Prior to January 1, 2006. The amount of a Participant’s Supplemental Benefit accrued through December 31, 2005 shall be equal to the amount determined under paragraph (1) minus the amount determined under paragraph (2) below:

(1) The sum (adjusted in the same manner and under the same conditions as provided under the transition rules of Section 5.1.1(d) and Section G.3 of APPENDIX G of the Retirement Plan) of:

(i) 2.0% of the Participant’s Supplemental Salary multiplied by his or her number of months of Benefit Service (up to a maximum of three hundred (300) months);

(ii) 1.6% of the Participant’s Supplemental Salary multiplied by his or her number of months of Benefit Service, if any, in excess of three hundred (300) months but not to exceed sixty (60) months; and

(iii) 1.0% of the Participant’s Supplemental Salary multiplied by his or her number of months of Benefit Service, if any, in excess of three hundred and sixty (360) months.

(2) The sum of:

(i) the Participant’s Actual Benefit under the Retirement Plan accrued as of December 31, 2005;

(ii) the Participant’s Equalization Benefit under the Benefit Equalization Plan accrued as of December 31, 2005, if any; and

(iii) the Participant’s Social Security Offset multiplied by a fraction (not to exceed one (1)) (A) the numerator of which is the Participant’s years and fractions of years of Benefit Service and (B) the denominator of which is twenty-five (25).

(b) Accruals after December 31, 2005. The monthly accrual of a Participant’s Supplemental Benefit for each Month of Benefit Service after December 31, 2005 shall be equal to the amount determined under paragraph (1) minus the amount determined under paragraph (2) below:

(1) 2.0% of the Participant’s Supplemental Salary for such Month of Benefit Service up to a maximum of three hundred (300) Months of Benefit Service (Months of Benefit Service before January 1, 2006 shall be included for the purpose of determining the maximum number of Months of Benefit Service under this paragraph (1)).

(2) The sum of:

(i) the Participant’s monthly Actual Benefit under the Retirement Plan accrued for such Month of Benefit Service;

(ii) the Participant’s monthly benefit under the Benefit Equalization Plan accrued for such Month of Benefit Service; and

(iii) four percent (4%) the Participant’s Social Security Offset for such Month of Benefit Service.

(c) A Participant’s Supplemental Benefit shall not be reduced by any post-retirement increase in benefits under the Retirement Plan.

(d) A Participant’s Supplemental Benefit calculated under this Section 4.1 shall not provide duplicative benefits for the same period of service, and, accordingly, shall be adjusted to reflect the value of any SPDA previously purchased to settle obligations with respect to any portion of those benefits.

Section 4.2. Prior SPDA Purchases. Contributions were made by the Company to purchase SPDAs on behalf of certain Participants. Any obligation to purchase a SPDA under this Plan could, in the Company’s sole discretion, have been combined with an obligation arising under the Benefit Equalization Plan at the same time and in respect of the same individual, and a single SPDA could have been purchased to discharge the combined obligation. Rules governing SPDA purchases are set forth in Schedule A. The Company has no obligation to make Contributions or purchase SPDAs for the Supplemental Benefit of any Participant accruing after December 31, 2002.

Section 4.3. Pre-2005 Benefits Payment Rules.

(a) Subject to a Participant’s election made under paragraphs (b) or (d) of this Section 4.3, monthly benefits under this Plan payable with respect to a Participant’s Pre-2005 Benefit shall be paid in accordance with the Participant’s payment election under the Retirement Plan; provided, however, that for purposes of the Plan, only the forms of payment made available under the Retirement Plan prior to October 3, 2004 shall be taken into account.

(b) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, to be paid the Actuarial Equivalent of his or her Pre-2005

Benefit in a single lump sum payment on the last business day of the month in which the first monthly benefit payment under the Retirement Plan is made to the Participant, provided that his or her election under this paragraph (b) has been in effect for a period of not less than twelve (12) months prior to the date that payments under the Retirement Plan commence, otherwise his or her Pre-2005 Benefit shall be paid in accordance with the provisions of paragraph (a) of this Section 4.3, unless the Participant makes an election pursuant to paragraph (d) of this Section 4.3.

(c) If a Participant’s last payment election under paragraph (b) of this Section 4.3 has not been in effect for a period of at least twelve (12) months prior to the date that payments under the Retirement Plan commence, his or her Pre-2005 Benefit shall be paid in the form designated in the Participant’s last election made under paragraph (b) of this Section 4.3 that was in effect for at least twelve (12) months; provided, however, if a Participant has made no election that has been in effect for at least twelve (12) months, such Participant shall receive his or her Pre-2005 Benefit in accordance with the provisions of paragraph (a) of this Section 4.3, unless the Participant makes an election pursuant to paragraph (d) of this Section 4.3.

(d) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, to change the form of distribution of his or her Pre-2005 Benefit determined under paragraphs (a), (b) or (c) of this Section 4.3 at any time before payments commence, provided that his or her Pre-2005 Benefit shall be reduced by six percent (6%).

(e) A Participant may elect, in accordance with procedures established by the Plan Administrator from time to time, that in the event he or she dies before his or her Pre-2005

Benefit becomes payable under the terms of the Plan, the Plan shall pay his or her surviving Qualified Spouse the applicable death benefit described in Section 4.7 of the Plan in a single lump sum payment no later than the last business day of the month in which payments to his or her surviving Qualified Spouse commence under the Retirement Plan.

Section 4.4. Payment of Post-2004 Benefits Prior to January 1, 2009. In accordance with Section 3.03 of transition guidance contained in IRS Notice 2006-79 and IRS Notice 2007-86, the payment of Post-2004 Benefits that are due and payable before January 1, 2009 shall commence at the same time, be paid in the same form available under the Retirement Plan prior to October 3, 2004, and be subject to the same conditions as the Participant’s retirement benefit payable under the Retirement Plan.

Section 4.5. Payment of Post-2004 Benefits After December 31, 2008.

(a) Form of Payment. The form of payment of a Participant’s Post-2004 Benefit shall be a Qualified Joint and Survivor Annuity if he or she is married on his or her Annuity Starting Date or Single Life Annuity if he or she is not then married. Until his or her Annuity Starting Date, and pursuant to procedures established by the Plan Administrator from time to time, a Participant may elect to have his or her Post-2004 Benefit paid in any of the forms provided in Article VII of the Retirement Plan that are the Actuarial Equivalent of his or her Qualified Joint and Survivor Annuity or Single Life Annuity benefit under this Plan. If the Participant fails to provide the Plan Administrator with his or her marital information before his or her Annuity Starting Date, the Participant’s Post-2004 Benefit shall be paid in the form of a Qualified Joint and Survivor Annuity and the Participant shall be deemed to have a Qualified Spouse who is twenty (20) years younger than the Participant.

(b) Time of Payment.

(i) Separation on or after Age 55.

A Participant who attains at least age fifty-five (55) at his or her Separation from Service for any reason other than Disability or death shall receive the “first payment” of his or her Post-2004 Benefit in the fourth (4 th) calendar month following the calendar month in which he or she Separates from Service with additional payments to be made on a monthly basis thereafter. For purposes of this Section 4.5(b), the “first payment” shall consist of (A) the monthly payment due to the Participant for such fourth (4th) calendar month and (B) the monthly payments due to the Participant for the immediately preceding three (3) calendar months.

(ii) Separation before Age 55.

If a Participant incurs a Separation from Service for any reason other than Disability or death before attaining age fifty-five (55), the “first payment” of his or her Post-2004 Benefit shall commence in the later of (A) the fourth (4th) calendar month following the calendar month in which he or she Separates from Service (with payment at commencement constituting a “first payment”) or (B) the first month following his or her attainment of age fifty-five (55), with additional payments to be made on a monthly basis thereafter; provided that if the payment of the Participant’s Post-2004 Benefit commences in accordance with subdivision (A) of this subparagraph (ii), in addition to the monthly payment due to the Participant in such fourth (4th) calendar month, the “first payment” shall consist of the monthly payments due to the Participant for the month(s) following the month after the Participant’s attainment of age fifty-five (55).

(iii) Disability.

The payment of a Disabled Participant’s Post-2004 Benefit where he or she has incurred a Separation from Service on account of Disability shall commence on his or her Normal Retirement Date; provided, however, if such Disabled Participant returns to active employment after such Separation from Service on a account of his or her Disability, any Post-2004 Benefit of such Participant that accrues after his or her return to active employment with the Company shall be paid in accordance with subparagraphs (i) or (ii) of this paragraph (b), whichever is applicable.

(c) Specified Employee Rule. Notwithstanding any provision to the contrary herein, the payment of the “first payment” of a Specified Employee’s Post-2004 Benefit on account of his or her Separation from Service for any reason other than Disability or death shall be made in the later of (A) the seventh (7th) calendar month following the calendar month in which he or she Separates from Service (with payment at commencement constituting a “first payment”) or (B) the first month following his or her attainment of age fifty-five (55), with additional payments to be made on a monthly basis thereafter. For purposes of this paragraph (c), the “first payment” of a Specified Employee’s Post-2004 Benefit shall be determined in accordance with the provisions of subparagraph (i) or subparagraph (ii) of paragraph (b), whichever is applicable, except that the seven (7) calendar month period provided in this paragraph (c) shall be used instead of the four (4) month period provided in subparagraphs (i) and (ii) of paragraph (b).

(d) Special Death Benefit. In the event a Participant dies before he or she has received the “first payment” of his or her Post-2004 Benefit in the form determined under paragraph (a) of this Section 4.5 and in accordance with the time of payment rules under paragraph (b) or paragraph (c) of this Section 4.5, whichever is applicable, or the monthly payments otherwise due but unpaid by the Participant’s date of death shall be paid in a single lump sum to the Participant’s Beneficiary, and if none has been designated, the Participant’s surviving Qualified Spouse, or, if there is none, the Participant’s estate, as soon as administratively practicable after such death, provided that payment shall be made no later than ninety (90) days following the death of the Participant. In the event the Plan Administrator cannot make the payment by the end of the 90-day period, the payment shall not be made later than the latest of (A) the last day of the calendar year in which the death occurs or (B) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Beneficiary, Qualified Spouse or representative of the estate shall not be permitted to designate, directly or indirectly, the taxable year of payment.

Section 4.6. Small Benefit Rules.

(a) Pre-2005 Benefits. If the Participant’s total monthly Supplemental Benefit payable in the form of a Single Life Annuity is under $100, then the Actuarial Equivalent lump sum amount of his or her Pre-2005 Benefit shall be paid to the Participant or his or her surviving Qualified Spouse, without his or her consent, no later than the last business day of the month in which payments to the Participant or surviving Qualified Spouse commence under the Retirement Plan.

(b) Post-2004 Benefit. If the aggregate lump sum value of the Participant’s Supplemental Benefit, Equalization Benefit, benefit payable under the J&H Excess Plan and/or Sedgwick Excess Plan and benefits payable under any other non-qualified deferred compensation required to be aggregated with the Plan under Section 409A of the Code does not exceed the applicable dollar limit under Section 402(g)(1)(B) of the Code in effect for the calendar year, then the Actuarial Equivalent lump sum amount of his or her Post-2004 Benefit shall be paid to the Participant, without his or her consent, in the fourth (4th) month (or seventh month (7th) in the case of a Specified Employee) following the calendar month in which such Participant Separates from Service for any reason other than death. If the Participant dies after Separation from Service but before receipt of his or her lump sum payment, such amount shall be paid to the Participant’s Beneficiary, and if none has been designated, the Participant’s surviving Qualified Spouse or, if there is none, the Participant’s estate, as soon as administratively practicable after such death, provided that payment shall be made no later than ninety (90) days following the death of the Participant. In the event the Plan Administrator cannot make the payment by the end of the 90-day period, the payment shall not be made later than the latest of (A) the last day of the calendar year in which the death occurs or (B) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Beneficiary, Qualified Spouse or representative of the estate shall not be permitted to designate, directly or indirectly, the taxable year of payment.

Section 4.7. Pre-Retirement Spousal Death Benefits.

(a) Death during Active Employment. Except to the extent a Participant makes an election made pursuant to Section 4.3(e) of the Plan, if a Participant dies while actively employed, the Participant’s surviving Qualified Spouse shall be entitled to receive a monthly benefit payable for such Qualified Spouse’s lifetime. The amount and timing of such benefit payments shall be determined as follows:

(i) Pre-2005 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty (50), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Pre-2005 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Pre-2005 Benefit in the form of a Qualified Joint and Survivor Annuity. Payment of such survivor’s portion shall commence on the Participant’s Normal Retirement Date, had he or she lived, unless the surviving Qualified Spouse elects to have payment of an actuarially reduced (based on the same applicable reduction factors provided under the Retirement Plan) monthly benefit commence on the first day of any calendar month that shall be no earlier than the Participant’s Early Retirement Date, had he or she lived.

(B) If, at the time of his or her death, the Participant was age fifty (50) or older, his or her Qualified Spouse’s monthly benefit shall be equal to fifty percent (50%) of the Participant’s Pre-2005 Benefit determined as of the date of his or death with no actuarial reductions for the form of payment or payment commencing prior to the Participant’s Normal Retirement Date. Payment shall commence as soon as administratively practicable after the Plan Administrator receives notice of the Participant’s death.

(ii) Post-2004 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty (50), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Early Retirement Date, had he or she lived, to be paid his or her Pre-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. Payment of such survivor’s portion shall commence on the Participant’s Early Retirement Date, with such date determined as if he or she lived until age fifty-five (55), and shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan.

(B) If, at the time of his or her death, the Participant was age fifty (50) or older, his or her Qualified Spouse’s monthly benefit shall be equal to fifty percent (50%) of the Participant’s Post-2004 Benefit determined as of the date of his or death with no actuarial reductions for the form of payment or payment commencing prior to the Participant’s Normal Retirement Date. Payments shall commence as soon as administratively practicable after the Participant’s death, provided that the commencement of payments shall occur no later than ninety (90) days following the death of the Participant. In the event the Plan

Administrator cannot commence payments by the end of the 90-day period, payments shall not commence later than the latest of (1) the last day of the calendar year in which the death occurs or (2) the fifteenth (15th) day of the third (3rd) calendar month following the death of the Participant. The Qualified Spouse shall not be permitted to designate, directly or indirectly, the taxable year of payment.

(iii) Payments to Qualified Spouse.

If a Participant’s Supplemental Benefit consists solely of a Pre-2005 Benefit or solely of a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive a monthly payment determined under subparagraph (i) or subparagraph (ii), whichever is applicable. If a Participant’s Supplemental Benefit consists of a Pre-2005 Benefit and a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive monthly payments (which may be combined for administrative convenience when payment dates coincide) determined under subparagraphs (i) and (ii).

(b) Death after Termination of Employment. Except to the extent a Participant makes an election made pursuant to Section 4.3(e) of the Plan, if a Participant dies after he or she terminates employment with the Company but before benefit payments under the Plan have commenced, and no other death benefits are payable under either Section 4.5 or Section 4.6 of the Plan, the Participant’s surviving Qualified Spouse shall be entitled to receive a monthly benefit payable for such Qualified Spouse’s lifetime. The amount and timing of such benefit payments shall be determined as follows:

(i) Pre-2005 Benefit.

A Qualified Spouse’s monthly benefit shall be based on the Participant’s Pre-2005 Benefit determined as of his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Pre-2005 Benefit in the form of a Qualified Joint and Survivor Annuity. The payment of such survivor’s portion shall commence on the Participant’s Normal Retirement Date, unless the surviving Qualified Spouse elects to have payment of an actuarially reduced (based on the same applicable reduction factors under the Retirement Plan) monthly benefit commence on the first day of any calendar month that shall be no earlier than the Participant’s Early Retirement Date, had he or she lived.

(ii) Post-2004 Benefit.

(A) If, at the time of his or her death, the Participant had not attained age fifty-five (55), his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit on his or her date of death as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Post-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. The payment of the survivor’s portion shall commence on the Participant’s Early Retirement Date, with such date determined as if he or she lived until age fifty-five (55), and the benefit shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan.

(B) If, at the time of his or her death, the Participant had attained age fifty-five (55) or greater, his or her Qualified Spouse’s monthly benefit shall be based on the Participant’s Post-2004 Benefit on his or her date of death and as if the Participant had elected on the day immediately prior to his or her Normal Retirement Date, had he or she lived, to be paid his or her Post-2004 Benefit in the form of a Qualified Joint and Survivor Annuity. Payments of the survivor’s portion shall commence as soon as administratively practicable after the Participant’s death, provided that the commencement of payments shall occur no later than ninety (90) days following the death of the Participant, and shall be actuarially reduced based on the same applicable reduction factors provided under the Retirement Plan. In the event the Plan Administrator cannot commence payments by the end of the 90-day period, payments shall not commence later than the latest of (1) the last day of the calendar year in which the death occurs or (2) the fifteenth (15th) day of the third (3rd ) calendar month following the death of the Participant. The Qualified Spouse shall not be permitted to designate, directly or indirectly, the taxable year of payment.

(iii) Payments to Qualified Spouse.

If a Participant’s Supplemental Benefit consists solely of a Pre-2005 Benefit or solely of a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive a monthly payment determined under subparagraph (i) or subparagraph (ii), whichever is applicable. If a Participant’s Supplemental Benefit consists of a Pre-2005 Benefit and a Post-2004 Benefit, the Participant’s Qualified Spouse shall receive monthly payments (which may be combined for administrative convenience when payment dates coincide) determined under subparagraphs (i) and (ii).

Section 4.8. Withholding. All benefits under the Plan, to the extent a Participant’s Supplemental Benefit is being paid, shall be subject to any applicable withholding requirements imposed by any tax or other law. Federal employment and hospitalization taxes shall be withheld with respect to the portion of the Participant’s Supplemental Benefit at the time payments from this Plan are made. The Company shall have the right to (i) require as a condition of the commencement of the payment of a Participant’s Supplemental Benefit that the payee remit to the Company an amount sufficient in its opinion to satisfy all applicable withholding requirements, or (ii) accelerate the time of a payment or make a payment from the Plan, in order to pay employment taxes under Sections 3101, 3121(a) and 3221(v)(2) of the Code, wage withholding under Section 3401 of the Code and wage withholding under applicable state, local and foreign tax law.

Section 4.9. Payment on Account of Income Inclusion. Notwithstanding any provision in the Plan to the contrary, in the event it is determined at any time that the Plan fails to comply with the requirements of Section 409A of the Code and/or Treasury regulations thereunder, a single lump sum distribution shall be paid to an affected Participant within thirty (30) days of such determination. Such payment may not exceed the amount required to be included in the income of such Participant as a result of such failure to comply.

ARTICLE V

VESTING

Section 5.1. Subject to Section 3.2, a Participant’s interest in the Plan shall be fully vested and nonforfeitable upon the (i) completion of sixty (60) months of Vesting Service or (ii) attainment of his or her Normal Retirement Date while in the employ of a Participating Company or Non-Covered Company, whichever occurs first.

ARTICLE VI

Separate Unfunded Plan

Section 6.1. Severability. The provisions of this Part II (together with other provisions in this document to the extent such provisions are applicable) constitute a separate unfunded plan maintained by the Company.

Section 6.2. Relationship with Other Company Obligations. The Company’s sole obligation under the separate unfunded plan shall be to provide any portion of Participants’ Supplemental Benefit with respect to which SPDAs have not been purchased under the Plan. The Company’s obligation to provide any portion of a Participant’s Supplemental Benefit has been extinguished upon the purchase of a SPDA with respect to such portion in accordance with the provisions set forth in Schedule A.

Section 6.3. No Trust Requirement. All amounts payable under this unfunded plan shall be paid out of the general assets of the Company, and any individuals entitled to have payments made on their behalf under such unfunded plan shall have no rights to payment greater than the rights of general unsecured creditors of the Company. No trust, security, escrow, or similar account shall be required to be established for the purposes of such payment. However, the Company may, in its sole discretion, establish a domestic “rabbi trust” (or other arrangement having equivalent taxation characteristics under the Code or applicable regulations or rulings) to hold assets, subject to the claims of the Company’s creditors in the event of insolvency, for the purpose of the payment of benefits hereunder. If the Company establishes such a trust, amounts paid there from shall discharge the obligations of the Company hereunder to the extent of the payments so made.

PART III

GENERAL PROVISIONS APPLICABLE

TO BOTH PLANS

ARTICLE I

Administration

Section 1.1. Plan Administrator. The Plans shall be administered by the Plan Administrator. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to:

(a) make and enforce rules and regulations and to prescribe the use of forms necessary or advisable for the efficient administration of each Plan;

(b) interpret each Plan, to resolve ambiguities, inconsistencies and omissions and to decide questions concerning the eligibility of any person to become a Participant, such interpretations, resolutions and decisions to be final and conclusive on all persons;

(c) direct payment of amounts due to each Participant and Qualified Spouse under a Plan, and, for the period when SPDAs were purchased to fund benefits under the Plans;

(d) delegate authority to agents and other persons to act on its behalf in carrying out the provisions and administration of each Plan, and to take or direct any action required or advisable with respect to the administration of each Plan; and

(e) perform any other acts as the Plan Administrator is authorized to perform under each Plan.

Section 1.2. Claims Procedure. If the Plan Administrator, or an individual delegated with the authority to make initial claim determinations, denies any Participant’s or Beneficiary’s claim for benefits under a Plan:

(a) the Plan Administrator or individual delegated with the authority to make initial claim determinations shall notify such Participant or Qualified Spouse of such denial by written notice which shall set forth the specific reasons for such denial; and

(b) the Participant or Qualified Spouse shall be afforded a reasonable opportunity for a full and fair review by the Plan Administrator of the decision to deny his or her claim for Plan benefits in accordance with the claims review procedures provided under the Retirement Plan.

Section 1.3. Service of Process. MMC or such other person as may from time to time be designated by the Plan Administrator shall be the agent for service of process under each Plan.

Section 1.4. No Bond Required. No bond or other security shall be required of the Plan Administrator or any individual to whom the Plan Administrator delegates authority except as may be required by law.

Section 1.5. Limitation of Liability; Indemnity. Except to the extent otherwise provided by law, if any duty or responsibility of the Plan Administrator has been allocated or delegated to any other individual in accordance with any provision of either Plan, then the Plan Administrator shall not be liable for any act or omission of such individual in carrying out such duty or responsibility. MMC shall indemnify and save the Plan Administrator and its members, and each employee or director of MMC harmless against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plans or the administration of the Plans (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim) to the fullest extent permitted under applicable law, except when the same is judicially determined to be due to the gross negligence or willful misconduct of the Plan Administrator or such member of the Plan Administrator, employee or director.

Section 1.6. Payment of Expenses. The Plan Administrator and its members shall serve without special compensation. Expenses of plan administration of the Plans shall be paid by MMC.

ARTICLE II

Amendment and Termination

Section 2.1. Rights Reserved.

(a) Subject to Section 2.2 of this Part III, the Board of Directors may at any time amend or terminate any Plan, retroactively or otherwise, provided that such amendment shall not cause either Plan to violate Section 409A of the Code or Treasury Regulations promulgated thereunder. However, no such amendment or termination shall reduce any Participant’s Equalization Benefit and/or Supplemental Benefit determined as though the date of such amendment or termination were the date of his or her Separation from Service. The Chief Executive Officer or any officer designated by him may amend any Plan to the extent permitted under the Employee Benefit Plan Guidelines adopted by the Board of Directors as of September 18, 2003, as from time to time amended.

(b) Unless the conditions and circumstances for termination and liquidation of any Plan under Treas. Reg. §1.409A-3(j)(4)(ix) are satisfied, no more Employees shall become Participants in the effected Plan, benefits under Article 3 of the effected Plan shall cease to accrue and benefits under the effected Plan shall be distributed in accordance with Article 5 of such Plan.

Section 2.2. Restrictions on Action under 2.1. Without the express written consent of the Participant, no action taken by the Board of Directors shall adversely affect a Participant’s (or his or her Qualified Spouse’s) right to receive an Equalization Benefit or Supplemental Benefit upon satisfaction by the Participant and Qualified Spouse of the conditions precedent to entitlement to such a benefit as they exist under the terms of each Plan in effect immediately prior to such action, and at the time and on the terms then in effect.

Section 2.3. Action to Bind Company. Upon the execution of this document by MMC, each other Company designates MMC as its agent to administer the Plans. Any amendment or termination of a Plan by MMC shall be binding upon each other Company.

Section 2.4. Change in Retirement Plan. If the Retirement Plan shall be amended on or after January 1, 2009 to change in any way the benefits applicable to any Participant or Qualified Spouse or shall be replaced in whole or in part by any successor plan, the provisions of each Plan shall apply based on the provisions of the Retirement Plan as so amended, or such successor plan, which are applicable to such Participant or Qualified Spouse; provided, however, that any change to, or replacement of, the Retirement Plan which may have consequences to a Plan under Section 409A of the Code shall not apply such Plan, unless and until, such Plan is specifically amended to reflect such change or incorporate the terms of the successor plan, in a manner that complies with Section 409A of the Code.

ARTICLE III

Miscellaneous Provisions

Section 3.1. Effective Date. Subject to Section 3.2, the amended and restated Plans shall each be effective on January 1, 2009.

Section 3.2. Pre-2009 Operation. For the period commencing January 1, 2005 and ending December 31, 2008, it was intended that the Plans be administered and operated in good faith compliance with Section 409A of the Code and in accordance with the transition rules provided in IRS Notice 2005-1, IRS Notice 2006-79 and IRS Notice 2007-86, and any actions taken by the Plan Administrator based on good faith reliance or the transition rules are deemed incorporated herein.

Section 3.3. No Duplication of Benefits. Each Plan shall be interpreted in a manner that does result in the duplication of any benefits under such Plan being paid to a Participant, Qualified Spouse, Beneficiary or the Participant’s estate.

Section 3.4. Separability. If any provision of a Plan is held invalid, unenforceable or inconsistent with Section 409A of the Code, its invalidity, unenforceability or inconsistency with Section 409A of the Code shall not affect any other provisions of the Plan, and such Plan shall be construed and enforced as if such provision had not been included therein. Without limiting the application of the preceding sentence, a provision shall be considered invalid if its operation would cause the Retirement Plan to fail to qualify under Section 401(a) of the Code.

Section 3.5. Right of Discharge Reserved. The establishment and maintenance of the Plans shall not be construed to confer upon any Employee any legal right to be retained in the employ of a Company or give any Employee or any other person any right to benefits, except to the extent expressly provided for hereunder. All Employees shall remain subject to discharge to the same extent as if the Plans had never been adopted, and may be treated without regard to the effect such treatment may have upon them under the Plans.

Section 3.6. Limitations on Liability. Notwithstanding any other provision of the Plans, no Company nor any employee or agent of a Company shall be liable to any Participant, Qualified Spouse or other person for any claim, loss, liability or expense incurred in connection with the Plans.

Section 3.7. Governing Law and Limitations on Actions. The Supplemental Plan and to the extent any portion of the Benefit Equalization Plan does not constitute an “excess benefit plan” are intended to constitute arrangements that are unfunded and each is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, all within the meaning of ERISA. All rights under each Plan shall be governed by and construed in accordance with rules of Federal law applicable to such plans. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any Participant or Qualified Spouse for or with respect to benefits due under either Plan unless the person bringing such action has timely exhausted the Plan’s claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within three years. This three (3) year period shall be computed from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan’s claim review procedure and (b) the date such individual’s cause of action first accrued (as determined under the laws of the State of New York without regard to principles of choice of laws).

Section 3.8. Not Compensation for Other Plans. No compensation payable as a consequence of participation in any of the Plans shall be considered in calculating or determining benefits, coverage or contributions under any employee benefit plan or program, unless otherwise explicitly provided under such plan or program or as otherwise required by applicable law.

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this instrument, containing the terms of the Marsh & McLennan Companies Benefit Equalization Plan and the Marsh & McLennan Companies Supplemental Retirement Plan, to be executed this 24th day of December, 2008 by its duly authorized officer.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Leon J. Lichter
Leon J. Lichter
Vice President, Corporate Human Resources
Marsh & McLennan Companies, Inc.

SCHEDULE A

SPECIAL DEFINITIONS AND RULES APPLICABLE TO SPDA

PURCHASES FOR BENEFITS ACCRUED BEFORE JANUARY 1, 2003

Definitions

Section 1.01. Accrued 1994 Supplemental Benefit - means a Participant’s Supplemental Benefit as of December 31, 1994.

Section 1.02. Threshold Benefit - means a Single Life Annuity of $20,000, commencing at the assumed commencement date set forth herein. The Threshold Benefit was adjusted for increases in the cost-of-living after 1988, the base period, in accordance with procedures adopted by the Plan Administrator in its sole discretion and similar to the procedures used to adjust “primary insurance amounts” under the Social Security Act.

Section 1.03. Applicable Tax Rate - means the combined marginal income tax rate applicable to individuals in each Jurisdiction (giving due regard to the deductibility, creditability, or other adjustments in one Jurisdiction for taxes paid in another) at a point in time, as determined in accordance with uniformly applicable rules and procedures adopted by the Plan Administrator in its sole discretion. Such determination shall be final and binding for purposes of the Plans.

Section 1.04. Applicable Taxes - means the income taxes applicable with respect to SPDA payments (either under all SPDAs held with respect to a Participant or under a particular SPDA, as applicable), as determined in accordance with uniformly applicable rules and procedures adopted by the Plan Administrator in its sole discretion. Such determination shall be final and binding for purposes of the Plans.

Section 1.05. Contribution - means each amount made available to a Participant, and applied toward the purchase of SPDAs, in accordance with the terms of the Benefit Equalization Plan or the Supplemental Plan, or both of those Plans with respect to benefits that accrued under the Plans before January 1, 2003.

Section 1.06. Custodian - means the bank or other institution selected by a Participant to hold the SPDAs purchased for such Participant.

Section 1.07. Custody Agreement - means the agreement entered into by a Participant and the Custodian selected by him.

Section 1.08. Jurisdiction - means each federal, state or local taxing jurisdiction to which a Participant is subject at a point in time.

Section 1.09. Participant’s Representative - means the individual selected by each Participant pursuant to Section 2.08(c).

Section 1.10. Plan or Plans - means the Benefit Equalization Plan and/or the Supplemental Plan.

Section 1.11. SPDA - means a single premium deferred annuity contract purchased for benefits that accrued under the Plans in Plan Years commencing prior to January 1, 2003.

Section 1.12. SPDA Valuation Date - means a date as determined under Section 2.01(a) or 2.02(b) of this Schedule A.

Section 1.13. SRP Threshold Benefit - means at any point in time, the applicable Threshold Benefit, reduced (but not below zero) by the annual amount of the Participant’s Equalization Benefit under the Benefit Equalization Plan.

Operating Rules

Section 2.01. BEP Contributions and SPDAs.

(a) Under the BEP, as of December 31, 1987, and each December 31 of any year thereafter through December 31, 2002 and generally on or before the sixtieth (60th) business day after termination of employment for any reason other than death that occurred prior to January 1, 2003 (each such December 31 or date of termination being an SPDA Valuation Date), Contributions were applied by the Company to the purchase of an SPDA on behalf of each Participant who (i) was vested and (ii) was employed by the Company on the applicable SPDA Valuation Date. The Custodian selected by the Participant holds the SPDA.

(b) Each SPDA purchased pursuant to this Section 2.01 provides a benefit that, when expressed in the form of a Single Life Annuity and after reduction by the amount of Applicable Taxes, equals:

the excess, if any, of the –

(i)	product of (A) one minus the Applicable Tax Rate, multiplied by (B) (I) the Participant’s Equalization Benefit (but only with respect to Equalization Benefits that accrued prior to January 1, 2003), minus (except in the case of a SPDA purchased after the Participant’s termination of employment) (II) the Threshold Benefit, over

(ii)	net annual aggregate amount that could be provided at the same time and in the same form, after reduction by the amount of Applicable Taxes on the taxable portion thereof, under the SPDAs, if any, previously purchased in accordance with this Schedule A on behalf of the Participant.

Section 2.02. Initial SRP Contributions and SPDAs.

(a) Under the Supplemental Plan, and as of December 31 in each of the years 1994 through 1998, Contributions were made and applied by the Company to purchase an SPDA on behalf of each Participant who (a) was vested, (b) was employed by the Company on such December 31 and (c) had an Accrued 1994 Supplemental Benefit in excess of the SRP Threshold Benefit as of December 31, 1994. Each SPDA purchased pursuant to this Section 2.02 provides a benefit that, when expressed in the form of a Single Life Annuity and after reduction by the amount of Applicable Taxes, equals one fifth ( 1/5) of the product of (a) one minus the Applicable Tax Rate, multiplied by (b) the Participant’s Accrued 1994 Supplemental Benefit in excess of the SRP Threshold Benefit as of December 31, 1994. Each SPDA may be combined with the SPDA purchased pursuant to Section 2.02(b) and are held by the Custodian selected by the Participant.

(b) SRP Contributions and SPDAs for Benefits Accrued After December 31, 1994 but Before January 1, 2003.

(i)

Under the Supplemental Plan, as of December 31, 1994 and as of each December 31 thereafter through December 31, 2002 and generally on or before the sixtieth (60th) business day after termination of employment for any reason other than death that occurred prior to January 1, 2003 (each such December 31 or date of termination being an SPDA Valuation Date), Contributions were made and applied by the Company to the purchase of an SPDA on behalf of each Participant who (a) was vested and (b) was employed by the Company on the applicable SPDA Valuation Date. The Custodian selected by the Participant holds each SPDA.

(ii)	Each SPDA purchased pursuant to this Section 2.02 provides a benefit that, when expressed in the form of a Single Life Annuity to the Participant and after reduction by the Amount of Applicable Taxes, equals:

the excess, if any, of the –

(iii)	product of (A) one minus the Applicable Tax Rate, multiplied by (B) (I) the Participant’s Supplemental Benefit (but only with respect to Supplemental Benefits that accrued prior to January 1, 2003), minus (II) the Participant’s Accrued 1994 Supplemental Benefit and (except in the case of a SPDA purchased after the Participant’s termination of employment), and minus (III) the SRP Threshold Benefit, over

(iv)	the net annual aggregate amount that could be provided at the same time and in the same form, after reduction by the amount of Applicable Taxes on the taxable portion thereof, under the SPDAs, if any, previously purchased in accordance with this Schedule A on behalf of the Participant.

Section 2.03. (a) Monthly benefits under each SPDA shall commence at the same time, are paid in the same form, and are subject to the same conditions as the Participant’s retirement benefit, or spousal benefit in respect thereof, under the Retirement Plan.

(b) Subject to additional requirements which may be imposed under applicable law, all elections and consents under any SPDA shall be made by each Participant (or beneficiary under the SPDA) in such form and manner and at such time or times as the terms of each SPDA requires.

Section 2.04. Procedures for Custody and Payments Under SPDAs.

(a) The Plan Administrator is obligated to advise the Participant’s Representative of the Participant’s termination of employment and commencement of benefits under the Retirement Plan, whereupon the Participant’s Representative must notify each insurer that has issued a SPDA on behalf of a Participant and take all actions necessary or desirable to commence payments to the Custodian under each SPDA held by the Custodian for the Participant in accordance with its terms.

(b) Each Custody Agreement provides that the Custodian shall collect all payments under a Participant’s SPDAs, withhold and transmit to appropriate taxing authorities in the Jurisdictions all required withholding taxes, and pay the remainder to the Participant, or to the Participant’s beneficiary or beneficiaries under the SPDA, as the case may be, all in accordance with the terms of the SPDA and the Custody Agreement.

(c) Each SPDA provides that the issuing insurer shall determine the portion of each SPDA payment that would be taxable by the Jurisdictions to which the Participant is subject. Such determination shall be final and binding for purposes of the Plans. The Committee established uniformly applicable rules and procedures, if and to the extent necessary, to adjust for any situation in which, at any time, the taxable portion (as determined in accordance with the foregoing principles) of a SPDA payment is different with respect to different Jurisdictions.

Section 2.05. (a) Each time a SPDA was purchased on behalf of a Participant, generally following his termination of employment for any reason other than death, additional Contributions were permitted to be applied by the Company, if necessary, but generally not after December 31, 2002, to purchase insurance on the life of the Participant, the proceeds of which insurance would be payable to the Company, in the event of the Participant’s death before his or her Annuity Starting Date, and applied, as described below, for the benefit of the surviving Qualified Spouse, if any. The amount of such insurance proceeds is required to be at least equal to the excess, if any, of (i) one-half ( 1/2) of the value immediately before the Participant’s death of his or her vested interest in the SPDAs purchased on behalf of the Participant during his or her lifetime over (ii) the sum of (A) the value as of the date of the Participant’s death of the pre-retirement survivor annuity, if any, payable under such SPDAs, plus (B) the value (determined as of such date in accordance with the funding methods and assumptions utilized under the Retirement Plan) of a Single Life Annuity that could provide for annual payments to such surviving Qualified Spouse, commencing as soon as practicable after the Participant’s death, in an amount which, after reduction by the amount of Applicable Taxes on the taxable portion thereof (determined as if such Single Life Annuity were provided under such SPDAs) would equal the product of (I) one minus the Applicable Tax Rate, multiplied by (II) the excess, if any, of (x) the Actual Benefit payable to such surviving Qualified Spouse without regard to any pre-retirement survivor annuity elections that may have been made under the Retirement Plan, over (y) the pre-retirement survivor annuity that would be payable to such surviving Qualified Spouse under the Retirement Plan applying the limitations of Section 415 of the Code to such annuity.

(b) To the extent practicable or required by law, upon such Participant’s death before his or her Annuity Starting Date, the proceeds of any insurance described above shall be applied, through the purchase of an SPDA or otherwise, for the benefit of the surviving Qualified Spouse, if any.

(c) The Plan Administrator may establish such procedures as it deems appropriate to ensure that the appropriate amount of insurance, if any, shall be in force at all times until each Participant’s Annuity Starting Date.

Section 2.06. Rules for Determining Amount of Contributions.

(a) The rules of this Section determined the amount of Contributions that were utilized to purchase an SPDA.

(b) The Participant’s Equalization Benefit, Supplemental Benefit, Formula Benefit and Actual Benefit were determined on the basis of the Participant’s actual age and service and salary history on the applicable SPDA Valuation Date, and on the assumption that benefit payments would commence on the then earliest date retirement benefits under the Retirement Plan could commence to be paid with respect to the Participant and that all necessary retirement and other elections were duly made; provided, however, that the Actual Benefit was also determined, except in the case of an SPDA purchased after termination of employment, on the basis of the projected maximum allowable benefit payable to or in respect of the Participant at such earliest date under the Tax Limitations, as adjusted in accordance with applicable law enacted and not repealed as of the date of such determination, and provided further that such projection was determined by the enrolled actuary regularly engaged for the Retirement Plan or such other actuary chosen by the Plan Administrator in its sole discretion, and the determination of such actuary was and shall be final and binding on all parties.

(c) Applicable Taxes and the Applicable Tax Rate were determined on the assumption that the Participant for whom the SPDA was purchased would be subject to the same Jurisdictions when payments under the SPDAs begin as the Jurisdictions to which the Participant is subject when such SPDA was purchased, but taking into account all future changes in income tax rates scheduled, in accordance with applicable law enacted and not repealed as of the date of purchase, to go into effect in such Jurisdictions by the date payments under the SPDAs begin.

(d) The amount of Applicable Taxes was determined by multiplying the Applicable Tax Rate by the taxable portion, as determined by the insurer issuing an SPDA, of each payment that could be provided to the Participant under the SPDAs, and totaling the products thus obtained.

Section 2.07. SPDA Terms.

(a) Each SPDA contains terms consistent with the requirements of each Plan under which an individual is a Participant.

(b) Each SPDA permits payments to be made to the Participant commencing at, but not before, the earliest date the Participant could elect to commence receiving benefits under the Retirement Plan or at any later date, and in any form permitted under the Retirement Plan at the time such SPDA is purchased.

(c) Each SPDA provides that it may not be surrendered, in whole or in part, in exchange for payment of a surrender value.

Section 2.08. Custodian.

(a) Each Participant on behalf of whom an SPDA was purchased under the Benefit Equalization Plan or Supplemental Plan has selected a bank or other financial institution as Custodian to hold all SPDAs purchased on behalf of such Participant, provided that the

Participant executed a Custody Agreement with such Custodian. A Participant’s selection of a Custodian, and the related Custody Agreement, are subject to approval by the Company, which approval may not have been unreasonably withheld.

(b) The Custodian selected by a Participant holds all SPDAs purchased on behalf of such Participant under the Plans and collects and accumulates payments made under such SPDAs pending the distribution of such payments pursuant to the terms of each Plan. A Participant shall have all rights, title and interests in and to all assets held by the Custodian, subject only to the terms and conditions set forth in each Plan, the Custody Agreement and the SPDAs.

(c) The Company afforded the affected Participants an opportunity to select an individual to serve as each Participant’s Representative to represent such Participant in dealings with the Custodian(s). To the extent that the Plan Administrator has been selected as the Participant’s Representative, all actions taken by the Plan Administrator in his capacity as the Participant’s Representative are and shall be solely as the agent of the Participant and not in any other capacity. The Company pays the reasonable expenses incurred by the Participant’s Representative in the discharge of his duties to the Participant.

Section 2.09. Payment of Tax Withholding.

(a) Within a reasonable time after a Contribution had been used to purchase an SPDA, the Company paid income tax withholding for such Participant, and notified such individual in writing of the amount so paid as soon as possible thereafter but in no event later than thirty (30) days after the close of the Plan Year in which such purchase occurred.

(b) Such income tax withholding was paid to each Jurisdiction on or before the due date for applicable income tax withholding on wages taxable by such Jurisdiction at the time such Contribution was so used.

(c) Notwithstanding the minimum income tax withholding requirements of such Jurisdiction, the amount of such income tax withholding payment is equal to the product obtained by multiplying (i) the sum of (A) the Contribution plus (B) the amount of such payment by (ii) the Applicable Tax Rate on such date; provided, however, that, if a different withholding payment was required by applicable law, the Plan Administrator, pursuant to uniformly applicable rules and procedures, required appropriate adjustments to any terms of any of the Plans.

Section 2.10. Authorizations. Notwithstanding the foregoing, the Company has no obligations with respect to any Participant or his Qualified Spouse unless such Participant executes such authorizations, if any, as may be necessary for the income tax withholding payments required by this Article to be made.

Section 2.11. Separate Obligation. The Company’s obligations, if any, to make payments (or to correct or adjust any payment as the Company, in its sole and absolute discretion, deems to be necessary or appropriate) described in this Schedule A are deemed to be direct obligations of the Company, and such obligations do not arise under the separate Plans that are unfunded.

Section 2.12. Capitalized Terms. Capitalized terms used in this Schedule A (other than terms otherwise defined herein) that are defined in a Plan shall have the meaning set forth in the Plan.